UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 19, 2020

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda       N/A
(Address of principal executive offices)        (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On August 19, 2020, Enstar Group Limited ("the Company”) and its wholly-owned subsidiary, Enstar Finance LLC (“Enstar Finance”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Barclays Capital Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, for the issuance and sale of $350 million aggregate principal amount of 5.75% Fixed-Rate Reset Junior Subordinated Notes due 2040 (the “Junior Subordinated Notes”). The Junior Subordinated Notes will be issued by Enstar Finance and fully and unconditionally guaranteed, on a junior subordinated basis, by the Company. The sale of the Junior Subordinated Notes has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File Nos. 333-247995 and 333-247995-01) filed with the Securities and Exchange Commission on August 17, 2020.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company and Enstar Finance, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Company and Enstar Finance have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement is qualified by reference to the agreement itself, which is attached as Exhibit 1.1 to this report.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of August 19, 2020, among Enstar Finance LLC, Enstar Group Limited, Wells Fargo Securities, LLC, Barclays Capital Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL.

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)
*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Enstar Group Limited agrees to furnish to the Securities and Exchange Commission a copy of such schedules and exhibits, or any section thereof, upon request.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

August 25, 2020	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer